                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8 - K
                                     REPORT


                          SENIOR CARE INDUSTRIES, INC.

          Nevada                                               68-0221599
          -------                                              -----------
(STATE OR OTHER JURISDICTION OF                              (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                              IDENTIFICATION NO.)


410 Broadway, 2nd Floor, Laguna Beach, CA 92651
-----------------------------------------------
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICE)


(949) 376-3125   (949) 376-9117 FAX
-----------------------------------
(ISSUER'S TELEPHONE NUMBER)

SECURITIES REGISTERED UNDER SECTION 12 (b) OF THE ACT:


TITLE OF EACH CLASS            NAME OF EACH EXCHANGE ON WHICH
                               REGISTERED
---------------------------    ------------------------------

---------------------------    ------------------------------


SECURITIES REGISTERED UNDER SECTION 12 (g) OF THE ACT:

                          Common Stock - .001 Par Value
                         ------------------------------
                                (TITLE OF CLASS)

FORWARD LOOKING STATEMENTS

Senior Care Industries, Inc., ("Senior Care Industries, Inc.," or the "Company") cautions readers that certain important factors may affect the Company's actual results and could cause such results to differ materially from any forward-looking statements that may be deemed to have been made in this Form 8-K or that are otherwise made by or on behalf of the Company. For this purpose, any statements contained in the Form 8-K that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as "may," "expect," "believe," "anticipate," "intend," "could," "estimate," "plans," or "continue" or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. Factors that may affect the Company's results include, but are not limited to, the Company's limited operating history, its ability to produce additional products and services, its dependence on a limited number of customers and key personnel, its possible need for additional financing, its dependence on certain industries, and competition from its competitors. With respect to any forward-looking statements contained herein, the Company believes that it is subject to a number of risk factors, including: the Company's ability to implement its product strategies to develop its business in emerging markets; competitive actions; and, general economic and business conditions. Any forward-looking statements in this report should be evaluated in light of these important risk factors. The Company is also subject to other risks detailed herein or set forth from time to time in the Company's filings with the Securities and Exchange Commission.

TABLE OF CONTENTS

Item 1.  Changes in Control of Registrant                                      4

Item 2.  Acquisition or Disposition of Assets                                  4

Item 3.  Bankruptcy or Receivership                                           15

Item 4.  Changes in Registrant's Certifying Accountant                        15

Item 5.  Other Events                                                         15

Item 6.  Resignation of Registant's Directors                                 15

Item 7.  Financial Statements and Exhibits                                    15

Item 8.  Change in Fiscal Year                                                44

Item 9.  Change in Security Ratings                                           44

Signatures                                                                    44

Exhibit 1                                                                     45

   Item 1.  Changes in Control of Registrant

Not Applicable

   Item 2.  Acquisition or Disposition of Assets


On October 3, 2000, Senior Care Industries, Inc. purchased 5,000,000 shares of common stock in Rent USA, Inc. in exchange for 2,000,000 shares of common stock in Senior Care Industries, Inc. The stock position of Senior Care Industries, Inc. gives it actual control of Rent USA, Inc.

Rent USA, Inc. is a publicly held company that became a fully reporting company with the Securities & Exchange Commission earlier this year. Rent USA, Inc. is not yet trading on any public market but a Form 211 was filed by Olsen Paine, a brokerage firm who will act as Rent USA's initial market maker, on or about October 16, 2000 to commence trading on the over the counter bulletin board.

As of the date of the acquisition by Senior Care Industries, Inc., Rent USA had a total after the sale to Senior Care Industries, Inc.of 11,098,289 common shares outstanding. Both the shares issued to Rent USA by Senior Care and the Rent USA shares received by Senior Care Industries were issued pursuant to
Section 4(2) of the Securities & Exchange Act of 1933, as amended, which allows the issuance of unregistered securities in exchange for assets. These securities contain a legend condition which restricts their sale to the general public for a period of one year from the date of issuance and then allows the stock to be registered and sold pursuant to Regulation 230.144 by the filing of a Form 144 with the Commission.

Rent USA, Inc. provides services in four categories:

         1. Equipment Rentals - the principal service, consists of renting equipment to small and large contractors, and construction companies.

         2. Equipment Sales - The sale of new and used equipment to small and large contractors and construction companies. The Company is presently negotiating an agreement whereby it will become a dealer for New Holland, a manufacturer of heavy construction equipment.

         3. Re-Rentals - this means re-renting equipment which the Company must rent from others and does not own, then re-renting that equipment to an end user at an anticipated 20% markup over the amount which the Company must pay the owner of the equipment.

         4. Trade Rentals - this means renting equipment on a long term basis to other rental yards, which they, in turn, will mark up and re-rent to the general public at a markup, generally 20%.

         Rent USA maintains a rental yard in Chino, California where it stores and maintains its equipment when it is not being used.

The geographic marketing area for Rent USA initially will be limited to the southwest United States and will only include Southern California, Nevada, Utah and Arizona.

Industry Analysis
-----------------

         According to the American Rental Association, the trade group for the equipment rental business, construction and development in the United States has continually increased over the last twenty years. Due to this gradual increase of activity, demand for rental construction equipment and machinery has been sustained at a relatively high level. The Association states that it has seen gradual movement in the business from small, family owned, single facility rental yards to large corporations with multiple facilities. As detailed in "1999 Rental Year in Review" during the past year, there were changes that were "unprecedented in the world of tool rentals. "These changes represented mergers, hostile takeovers and consolidations." As a result, the Company believes that in a time of large corporations without the local service which small business owners formerly gave their customers, there is an opportunity for Rent USA to take advantage of this consolidation to build a business limited to heavy construction machinery and equipment by providing superior customer service through a strategy of being in close proximity to the customer, by being able to respond to customer needs in a timely and appropriate manner.

         The equipment rental market as a whole has been growing at a rapid rate in excess of 20% annually based on revenues reported to the American Rental Association by its 7200 member organizations throughout the United States. The market for these products amounted to $3 billion in 1996, increased to 3.5 billion in 1997 and continued to rise by a similar increase in 1998, according to Rental Equipment Register, the trade publication of the American Rental Association.

         These trends which have been noticed by the American Rental Association have not been broken down into regions and for that reason, the Company has no definitive evidence that these trends exist in the Southwestern United States where the Company intends to build its business. However, there is, likewise, no evidence to the contrary and management believes that the national trends apply to the Southwestern United States as well as to other areas.

         It is management's opinion that one of the areas of greatest growth in the equipment rental market is in the area of rentals to contractors fulfilling state and federal contracts. This is the area where Rent USA has an advantage because of its relationship with Northland Rental & Supply, a company with which Rent USA has an exclusive marketing agreement to supply equipment for rental and where Northland Rental & Supply being owned by a disabled veteran and has received DVBD certification from both the State of California and the Federal government, has an advantage. There are only 600 DVBE registered businesses in the California and only one in the heavy construction field according to the Disabled Veterans Alliance. The alliance between the Company and Northland should have a positive impact on the ability of the Company to obtain business. The reason for this is due to the fact that Northland has an advantage over other non DVBE companies when bidding on federally mandated construction projects. The most recent version of the law passed by Congress and by the California State Legislature requires that at least 3% of all contracts let in State and federally mandated projects be to DVBE owned companies. It should be noted that Rent USA, Inc. is not a DVBE registered company nor does it intend to obtain such a registration. However, the Company's alliance with Northland, will, in management's opinion, have a positive and beneficial affect.

         Currently, the entire equipment rental market is shared by approximately 7,000 equipment rental yards across the United States, with United Rental Corporation positioned as the market leader.

         Through acquisitions, United Rental has amassed over $1.7 billion in rental revenues for fiscal 1998. United Rental began its acquisition strategies upon its inception in 1997.

         The service area for Rent USA, Inc. is a twelve-month construction Area. The Southwestern United States does not experience any disruption in construction due to weather or other seasonal issues which should also be advantageous to assuring regular cash flow.

         Because the company has limited operating history, it is impossible at this time to state the utilization rate for the Company's equipment, that is, the percentage of time which the equipment will be rented to customers as opposed to the time that it sits in the yard unrented and not generating income. The Company believes that its utilization rate will be comparable to those in the industry, averaging approximately 55%.

         Rent USA's goal is to become a highly visible and regionally known company providing affordable and well maintained equipment for the construction industry.

         Growth through acquisition is planned to be in three primary areas - heavy equipment sales and rental companies, mining and engineering companies and materials and mineral companies. The latter two categories reflect the nitch markets the company is targeting in addition to competing in the broader equipment sales and rental industry. The strategy is to vertically integrate the resources and customers in a way to create an in-house "floor" of business and to maximize profits through participating in the services and products resulting from the use of heavy equipment.

         Two initial acquisitions in this strategy are currently in progress. The first is a contract recently signed establishing a mining equipment and sales company with Don Hodges who has been in this business for over 20 years. The sales of crushers , conveyors, etc. from this enterprise will create opportunities for Rent USA to also sell the necessary loaders and dozers in the same transaction. This project is discussed below undre CONSTRUCTION EQUIPMENT SALES. The second is the targeted acquisition of a specialty landscape and architectural stone company known as the Calico Rock mines which will employ equipment from both Rent USA and the mining equipment company on a full-time basis and provide additional opportunities for profiting from the rock products produced with the equipment.

         Rent USA has engaged Don Hodges to establish a mining equipment sales and rental company whereby Mr. Hodges will share in the profit and will receive 20% of the equity in the construction equipment sales entity. Mr. Hodges has considerable experience in this business and brings with him a customer list and executive staff which will be available to run the company. It is anticipated that this new entity will have sales of approximately $7,909,000.00 during the first 10 months of operations with a projected commencement date of March, 2001. There are no up-front costs for the development of this entity. However, there will be a considerable requirement for operating capital. Net income before taxes is projected to be 15.3% of gross income or $1,210,000.00 in net profit before taxes of which 80% would go directly to the bottom line of Rent USA's income statement for the year.

         Rent USA has also entered into a letter of intent to purchase Calico Rock, a major producer of natural crushed colored rock in the Southwest United States with the rock crushing plant and quarry located in Barstow, California. Calico primarily serves the wholesale landscape, roofing and architectural pre-cast markets with 14 natural crushed rock colors. The acquisition will be for stock in Rent USA, Inc. but the on going operation of the business will require a considerable infusion of working capital.

         The Company, Rent USA is presently preparing a stock offering which will give all holders of common stock in Senior Care Industries, Inc. an opportunity to buy shares in Rent USA. These shares will be registered under an SB-2 Registration Statement and will be sold pursuant to a prospectus which Rent USA will send to all shareholders of record of Senior Care Industries, Inc. as of November 30, 2000. By this offering, Rent USA intends to raise up to approximately $2,300,000.00 for additional working capital.

         Rent USA has developed projections which show its projected income and expense during the first five years following the development of the mining equipment sales division and the merger with Calico Rock. Those projections demonstrate the following:

                            RENT USA PROJECTED INCOME & EXPENSE STATEMENT


                                     YEAR 1                                       YEAR 2

                   ------------------------------------------   ------------------------------------------
                      TOTAL          CALICO       EQUIPMENT        TOTAL          CALICO       EQUIPMENT
                     COMPANY         MINES          SALES         COMPANY         MINES          SALES
                   ------------   ------------   ------------   ------------   ------------   ------------
NET SALES          $12,305,976    $ 5,282,476    $ 7,023,500    $13,429,955    $ 5,985,045    $ 7,444,910

COGS               $ 8,053,468    $ 2,701,750    $ 5,351,718    $ 8,676,998    $ 3,111,212    $ 5,565,786
Gross Profit       $ 4,252,508    $ 2,580,726    $ 1,671,782    $ 4,752,957    $ 2,873,833    $ 1,879,124
Gross Margin %            34.6%          48.9%          23.8%          35.4%          48.0%          25.2%

G&A                $ 2,156,790    $ 1,101,844    $ 1,054,946    $ 2,460,017    $ 1,362,874    $ 1,097,144
NBIT               $ 2,095,718    $ 1,478,881    $   616,837    $ 2,292,940    $ 1,510,960    $   781,980
NBIT %                    17.0%          28.0%           8.8%          17.1%          25.2%          10.5%

Interest Expense   $         0    $         0    $         0    $         0    $         0    $         0

Income Taxes       $   838,287    $   591,553    $   246,735    $   917,176    $   604,384    $   312,792
Net Income         $ 1,257,431    $   887,329    $   370,102    $ 1,375,764    $   906,576    $   469,188
Net Income %              10.2%          16.8%           5.3%          10.2%          15.1%           6.3%

(CONTINUED BELOW)

                                     YEAR 3                                       YEAR 4
                   ------------------------------------------   ------------------------------------------
                      TOTAL          CALICO       EQUIPMENT        TOTAL          CALICO       EQUIPMENT
                     COMPANY         MINES          SALES         COMPANY         MINES          SALES
                   ------------   ------------   ------------   ------------   ------------   ------------
NET SALES          $14,475,154    $ 6,583,550    $ 7,891,605    $15,607,006    $ 7,241,905    $ 8,365,101

COGS               $ 9,143,472    $ 3,355,055    $ 5,788,418    $ 9,425,862    $ 3,290,139    $ 6,135,723
Gross Profit       $ 5,331,682    $ 3,228,495    $ 2,103,187    $ 6,181,144    $ 3,951,766    $ 2,229,378
Gross Margin %            36.8%          49.0%          26.7%          39.6%          54.6%          26.7%

G&A                $ 2,669,875    $ 1,528,846    $ 1,141,029    $ 2,819,844    $ 1,633,173    $ 1,186,670
NBIT               $ 2,661,807    $ 1,699,649    $   962,158    $ 3,361,300    $ 2,318,593    $ 1,042,708
NBIT %                    18.4%          25.8%          12.2%          21.5%          32.0%          12.5%

Interest Expense   $         0    $         0    $         0    $         0    $         0    $         0

Income Taxes       $ 1,064,723    $   679,860    $   384,863    $ 1,344,520    $   927,437    $   417,083
Net Income         $ 1,597,084    $ 1,019,790    $   577,295    $ 2,016,780    $ 1,391,156    $   625,625
Net Income %              11.0%          15.5%           7.3%          12.9%          19.2%           7.5%


                             RENT USA PROJECTED INCOME & EXPENSE STATEMENT
                                               (CONTINUED)


                                     YEAR 5                                  FIVE YEAR TOTAL
                   ------------------------------------------   ------------------------------------------
                      TOTAL          CALICO       EQUIPMENT        TOTAL          CALICO       EQUIPMENT
                     COMPANY         MINES          SALES         COMPANY         MINES          SALES
                   ------------   ------------   ------------   ------------   ------------   ------------
NET SALES          $16,833,102    $ 7,966,095    $ 8,867,007    $72,651,194    $33,059,071    $39,592,122

COGS               $ 9,562,252    $ 3,058,385    $ 6,503,866    $44,862,051    $15,516,541    $29,345,510
Gross Profit       $ 7,270,851    $ 4,907,710    $ 2,363,141    $27,789,142    $17,542,530    $10,246,612
Gross Margin %            43.2%          61.6%          26.7%          38.3%          53.1%          25.9%

G&A                $ 2,978,006    $ 1,743,869    $ 1,234,137    $13,084,532    $ 7,370,606    $ 5,713,926
NBIT               $ 4,292,845    $ 3,163,841    $ 1,129,003    $14,704,610    $10,171,924    $ 4,532,686
NBIT %                    25.5%          39.7%          12.7%          20.2%          30.8%          11.4%

Interest Expense   $         0    $         0    $         0    $         0    $         0    $         0

Income Taxes       $ 1,717,138    $ 1,265,536    $   451,601    $ 5,881,844    $ 4,068,770    $ 1,813,074
Net Income         $ 2,575,707    $ 1,898,305    $   677,402    $ 8,822,766    $ 6,103,154    $ 2,719,611
Net Income %              15.3%          23.8%           7.6%          12.1%          18.5%           6.9%

        Following the purchase of a controlling interest in Rent USA by Senior Care Industries, Inc., John W. Cruickshank, Senior Vice President of Senior Care Industries was asked by the Senior Care Board of Directors to become an officer and director of Rent USA and he agreed.

        The following persons are officers and directors of Rent USA:

Name                       Age      Position
--------------------------------------------------------------------------------
Jeffrey P. Harvey                   Chairman, Chief Executive Officer, Director
Charles "Cort" Hooper      52       President, Chief Financial Officer, Director
Jim Flippen                54       Chief Operating Officer
Art Wigand                 57       Chief Financial Officer
John W. Cruickshank        60       Vice President, Director

Management Responsibilities
---------------------------

Jeff  Harvey, Chairman, Chief Executive Officer, Director

         Mr. Harvey will act to develop and maintain the company vision. He will oversee all areas and company departments. He will Approve all financial obligations, will seek business opportunities and strategic alliances with other organizations, will plan, develop and establish policies and objectives of business organization in accordance with board directives and company charter, direct and coordinate financial programs to provide funding for new or continuing operations in order to maximize return on investments and increase productivity.

         Goals include: To form Rent USA into one of the premier equipment rental companies in the Unites States by maintaining quality of equipment, service and reliability to facilitate increased revenues, profitability, and exposure.

Charles C. Hooper, President, Chief Financial Officer, Director

         Mr. Hooper will work closely with Al Harvey to develop revenue and profitability goals. His essential obligation is to work with investors and creditors to raise required capital to meet Companies funding requirements, to work with CEO to target and review feasibility of potential acquisitions and to oversee the Company's overall accounting and tax liabilities. Finally, he will work with Sales Managers to establish optimal sales levels and pricing.

Jim Flippen, Chief Operating Officer

         Mr. Flippen has the experience and dedication to assemble a cost effective organization with emphasis on business development from concept through negotiation and development of cash flow models from start up to maintenance of an organization. His experience includes financing, leasing, plant design and setup, cost accounting and control, quality control, production and a safe working environment. Mr. Flippen believes that the worker environment should be exciting, challenging and goal oriented with a fun everyday experience for all persons involved.

Arthur Wigand, Chief Financial Officer

         Mr. Wigand brings a broad based manufacturing and engineering background to the Company with a stong emphasis on strategic planning and execution, organizational skills and bottom line management capabilities. His experience demonstrates his expertise in increasing profit and expanding the capabilities of the company. He will be the hands on financial person experienced in both governmental and commercial sales with experience in both domestic and international sales.

John W. Cruickshank, Vice President, Director

         Mr. Cruickshank will act to coordinate all legal and accounting aspects of the Company's business and will work closely with the other executive officers to assist in negotiation and implementation of funding requirments. Mr. Cruickshank is also Senior Vice President of Senior Care Industries, Inc. and acts as the liaison between management of Rent USA and the executive team and Board of Senior Care Industries, Inc.

Management Team Backgrounds

Jeff Harvey, Chairman, Chief Executive Officer, Director

         Prior to coming with Rent USA, Mr. Harvey had been a marketing consultant to Glyphics Communications, Mediaworks and Northland Rental & Supply since 1998. Mr. Harvey was director or marketing for Dynacom Teleconferencing in Salt Lake City, UT from 1996 to 1998. Dynacom Teleconferencing was acquired by Glyphics Communications in 1998. Mr. Harvey is a licenced real estate appraiser in the State of Utah. His experience in the rental and heavy equipment business spans the last two decades where he learned the business under his father, Al Harvey, former Chairman of Rent USA and founder of the Company. From 1994 to 1997, Mr. Harvey was on the PGA Golf Professional circuit, prior to that time having attended the University of Utah and is preparing to enter a series of courses to obtain a graduate degree in Business Management. From 1991 to 1994, Mr. Harvey was employed at Northland Rental & Supply and assisted Denzel Harvey, his uncle, in developing the DVBE program and Northland's current business model in the State of California. From 1983 to 1990, he was employed in the equipment rental business by Rent-a- Tool in the Utah market. Mr. Harvey is also a member of the National Honor Society.

Charles C. Hooper, President, Chief Financial Officer, Director

         Mr. Hooper was from 1986 until coming with the Company, the Chief Executive Officer of Mojave Natural Resources in Temecula, California, a company which produces decorative rock and construction aggregate and industrial minerals. From 1978 until 1990, he was also the owner of Old Town Financial in La Jolla, California, a developer of shopping centers, office buildings, condominiums, apartments, health clubs, single family homes and ranch estates. He began his careet in 1968 with Litton Industries as a reliability systems engineer which designed and built missle guidance systems for the U.S. Army ground to air combat installations. He was an officer in the U.S. Navy during the Viet Nam war and became an instructor at the Naval War College. He served

Jim Flippen, Chief Operating Officer

         Mr. Flippen has over thirty years of experience in the Civil Engineering Contracting field, is a graduate civil engineer and started his own engineering contracting firm in Los Angeles, J.C. Flippen & Son in 1969 with clients including among others, Atlantic Richfield, Mobil Oil, Union Oil and the Parsons Group building annual sales to in excess of 8 million dollars when the company was sold in 1981. He then founded Recycled Asphalt Materials Systems, perfecting a way to recycle 100% of used asphalt paving back to its original state. By 1985 he had three of these plants working in Arizona along with a crushing facility with annual sales of 10 million dollars. This business was sold in 1986 to Tanner Industries. He then moved to San Diego and founded Flippen Engineering, Inc. specializing in sand and gravel mining and recovery and handling the engineering aspects of a number of large development projects including high end resindential, commercial and a Robert Trent Jones golf course. In 1997, he retired and became a consultant specializing in new business development, feasibility studies of acquisitions for quarry development, asphalt plants and batch plants, working on such specific developmental projects as the new San Francisco ball park, the San Francisco BART Airport extension and U.S. Steel hazardous waste clean up.

two tours in Viet Nam as Navy Seal and trained submarine diving officers. From 1974 until 1986 he was the owner of Organizational Diagnostics Associates in San Diego, California, a private financial and business consulting firm to Fortune 500 and local companies pioneering the development of financial and legal software systems. Mr. Hooper is a graduate of the University of California at Los Angeles with High Honors, has a Master of Science Degree from the U.S. Naval Post Graduate School and has done doctorate work in finance and human behavior. He has also taken a number of continuing education courses in finance, real estate and insurance. He is a 22 year member of the San Diego Yacht Club, a member of Toastmasters International, The Veterans of Foreign Wars, the California Mining Association and the Pacific S.W. Quarter Horse Association.

John W. Cruickshank, Vice President, Director

         Mr. Cruickshank is a graduate of the University of Vermont and Boston College Law School and comes to the company with over 30 years of legal experience. He is Senior Vice President of Senior Care Industries, Inc. and acts as spokesperson for that company. He also acts as coordinator of all legal and accounting aspects of the Senior Care's business and works closely with the other executive officers to assist in negotiation and implementation of funding requirments for that company as well as Rent USA. He is also a member of the Board of Directors of Freedom Surf, Inc. [OTCBB: FRSH & FRANKFURT FRX].

The purchase of Rent USA by Senior Care Industries is a part of the plan of Senior Care to vertically integrate its services to seniors by being able to supply heavy construction equipment for use on the Company's senior oriented construction projects in the Western United States.

Senior Care Industries is a diversified firm consisting of a real estate division a manufacturing division, and a pharmaceutical.nutriceutical division.

The Company's real estate division invests in, manages, and develops senior housing, and is a leader quality for-sale and rental, independent living age-restricted communities.

The Company's manufacturing division targets for acquisition, ancillary companies whose products and services are in high demand by Seniors such as medical device manufacturers, specialty food manufacturing companies and furniture manufacturing companies, enabling the firm to service seniors both in and out of its age restricted communities with its own products.

The Company's Nutriceutical and pharmaceutical division targets for acquisition nutriceutical and/or pharmaceutical manufacturing companies and web based health products distributors as a feeder to manufacture and sell the products through an "E-commerce" pharmacy. The Company's pharmaceutical division utilizes a program to include a full service web-based senior support system that sells direct to the consumer, related health products in the financial services sector, including life insurance, health insurance, dietary advice, holistic medical alternatives, water and air purification. The Company is finalizing a web-site and a support staff offering 24 hour access to these products and services once an acquisition closes.

Presently, the Company has no operations in the nutriceutical or pharmaceutical division but is actively seeking acquisitions in this area.

The Company's projects and/ or the services the Company may offer fall under the auspices of various state and federal regulatory agencies and various licensing and or zoning requirements and programs, such as the "Medicaid waiver programs" The company currently owns a project in Monterey Park, California whose zoning approval required a non-profit organization be formed to own a 10% interest at the request of the city of Monterey Park.

The company owns a 45% membership interest in a limited liability company which owns a development project in Delran, New Jersey. The first three phases of this development have already been completed and only the fourth phase which involves the development of a shopping mall is yet to be built.

The company will complete construction on a 44 unit senior condominium project in Monterey Park, California in October of 2000 known as Evergreen Manor II.

In addition, the Company owns and, or is under construction on projects located in the following communities and states:

1. a 57 unit Senior Apartment Project in Albuquerque, New Mexico which is in the beginning phase of construction.

2. a 25,000 square foot strip center known as Friendly Bear Plaza located in Las Vegas, Nevada which is a strip mall that is 95% leased to a variety of small businesses.

3. A 32,000 square foot office in Las Vegas, Nevada known as the Pecos Russell Commercial Center, a four building complex of which two buildings are presently complete and are leased with the third building presently under construction.

Also, the Company owns its office headquarters building at 410 Broadway in Laguna Beach, California known as Broadway Acacia and has tenants in the building in addition to corporate headquarters.

Additionally, the Company has entered into escrow on the purchase of a 15,000 acre site in the State of Tennessee which contains timber and substantial coal reserves. The Company intends to lease the timber for harvesting and replanting. It also intends to develop 1,000 acres of the land into a senior oriented fishing and outdoor sports resort along the banks of a river and stream that runs through the property.

The Company also has entered escrow on a 223 residential lot senior restricted housing development in San Jacinto approximately 40 minutes from Palm Springs and 10 minutes from Hemet, California.

Another project known as Flamingo 55 located in the City of Las Vegas, Nevada at the intersection of Flamingo Blvd. and Freeway 95 will build 55 senior restricted town homes. The Company intends to break ground on this project in November, 2000. Plans were submitted to the Clark County Planning Department on this project in early August, 2000.

By far the largest project presently being undertaken by the Company is the 715 acre project at the Lakes in Pahrump Valley, Nevada. This project which will take nearly 10 years to build eventually will comprise 2 golf courses, 2,000 residential housing units in a mixed use age restricted fully planned community. Escrow on this project was opened in July, 2000 and the plan development process is underway.

On August 7, 2000, the Company agreed to purchase the Bellflower Christian Retirement Center, a 99 unit retirement home in Bellflower, California.

Item 3.  Bankruptcy or Receivership

Not Applicable

Item 4.  Changes in Registrant's Certifying Accountant

Not Applicable

Item 5.  Other Events

Not Applicable

Item 6.  Financial Statements and Exhibits

FINANCIAL STATEMENTS
                                 RENT USA, INC.
                                December 31, 1999



                                TABLE OF CONTENTS

                                                               PAGE

     INDEPENDENT AUDITORS' REPORT                               F-1

     BALANCE SHEET - ASSETS                                     F-2

     BALANCE SHEET - LIABILITIES AND SHAREHOLDER'S EQUITY       F-3

     STATEMENT OF OPERATIONS                                    F-4

     STATEMENT OF STOCKHOLDERS' EQUITY                          F-5

     STATEMENT OF CASH FLOWS                                    F-6

     NOTES TO FINANCIAL STATEMENTS                              F-7

James E. Slayton, CPA
2858 WEST MARKET STREET
SUITE C
FAIRLAWN, OHIO 44333
1-330-865-3553

                          INDEPENDENT AUDITORS' REPORT


Board of Directors                                     December 31, 1999
Rent USA, Inc. (The Company)                           Revised August 25, 2000
Las Vegas, Nevada 89109

     I have audited the Balance Sheet of Rent USA, Inc. (A Development Stage Company) for the period from July 27, 1998 [Date of Inception] to December 31, 1998, the fiscal year ended December 31, 1999 and the cumulative period from inception to December 31, 1999 and the related Statements of Operations, Stockholders' Equity and Cash Flows for the period July 27, 1998 (Date of Inception) to December 31, 1999. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

     I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis evidence supporting the amounts and disclosures in the financial statement presentation. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

     In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Rent USA, Inc., (A Development Stage Company), as of December 31, 1999, and the results of its operations and cash flows for the period July 27, 1998 (Date of Inception) to December 31, 1998, the fiscal year ended December 31, 1999, and the cumulative period from inception to December 31, 1999, in conformity with generally accepted accounting principles.

     The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has had limited operations and has not generated significant revenues from planned principal operations. This raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters is also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ James E. Slayton
-------------------------
James E. Slayton, CPA
Ohio License ID# 04-1-15582

                                 Rent USA, Inc.
                          (A DEVELOPMENT STAGE COMPANY)
                                  BALANCE SHEET
                                      AS OF
                                December 31, 1999


                                     ASSETS

   ASSETS

CURRENT ASSETS
Cash                                                                    0.00
                                                               --------------
Total Current Assets                                                    0.00

PROPERTY AND EQUIPMENT
Property and Equipment(net of depreciation                      7,110,588.00
                                                               --------------
Total Property and Equipment                                    7,110,588.00

OTHER ASSETS
Organization Costs(net of amortization)                                 0.00
                                                               --------------
Total Other Assets                                                      0.00
                                                               --------------
TOTAL ASSETS                                                   $7,110,588.00
                                                               ==============



                 See accompanying notes to financial statements
                                       F-2

                                 Rent USA, Inc.
                          (A DEVELOPMENT STAGE COMPANY)
                                  BALANCE SHEET
                                      AS OF
                                December 31, 1999

                              LIABILITIES & EQUITY


CURRENT LIABILITES
Accounts Payable                                                      910.00
                                                               --------------
Total Current Liabilities                                             910.00

OTHER LIABILITIES
Noncurrent Liabilities                                          1,661,721.00
                                                               --------------
Total Other Liabilities                                         1,661,721.00

                                                               --------------
Total Liabilities                                               1,662,631.00

   EQUITY

Common Stock, $0.001 par value, authorized 20,000,000
  shares; issued and outstanding at 12/31/1999,
  6,098,289 common shares                                           6,098.00
Additional Paid in Capital                                      5,490,347.00
   Preferred Stock, $0.001 par value, authorized 5,000,000,
   none issued                                                          0.00
Retained Earnings (Deficit accumulated during development
stage)                                                            (48,488.00)
                                                               --------------
Total Stockholders' Equity                                      5,447,957.00
                                                               --------------
   TOTAL LIABILITIES & OWNER'S EQUITY                          $7,110,588.00
                                                               ==============


                 See accompanying notes to financial statements
                                       F-3


                                 Rent USA, Inc.
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF OPERATIONS
                                   FOR PERIOD
             July 27, 1998 (Date of Inception) to December 31, 1999



                                Date of Inception   Twelve Months  Date of Inception
                                      to                to               to
                                  Dec. 31, 1999     Dec. 31, 1999    Dec. 31, 1998
                                  -------------     -------------    -------------

   REVENUE

   Sales                                 0.00              0.00            0.00

   COSTS AND EXPENSES
   General and Administrative        5,910.00          5,910.00            0.00
   Depreciation Expense             42,578.00         42,578.00            0.00
                                   -----------       -----------     -----------
     Total Costs and Expenses       48,488.00         48,468.00            0.00
                                   -----------       -----------      ----------
             Net Income or (Loss)  (48,488.00)       (48,488.00)           0.00
                                   -----------       -----------      ----------


Weighted average number of common
   shares outstanding               5,109,829         5,109,629            0.00

   Basic Net Loss Per Share             (0.01)            (0.01)



                 See accompanying notes to financial statements
                                       F-4


                                 Rent USA, Inc.
                          (A DEVELOPMENT STAGE COMPANY)
                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                                   FOR PERIOD
              July 27, 1998(Date of Inception) to December 31, 1999


                                                                         Deficit
                                                                     Accumulated
                           Common                  Additional        During          Total
                            Stock                     Paid-in   Development  Stockholder's
                           Shares        Amount       Capital         Stage         Equity
                     ------------  ------------ -------------  ------------ --------------
Balances as of

December 31, 1998              0             0              0            0              0

March 26, 1999         5,000,000      5,000.00           0.00                    5,000.00
Issued for cash

December 10, 1999      1,098,289      1,098.00   5,490,347.00                5,491,445.00
Issued as part of
December 10, 1999
purchase agreement

Net loss                                                        (48,488.00)    (48,488.00)

                     ------------  ------------ -------------  ------------ --------------
Balances as of

   December 31, 1999   6,098,289   $  6,098.00  $5,490,347.00  ($48,488.00) $5,447,957.00
                     ============  ============ =============  ============ ==============

                 See accompanying notes to financial statements
                                       F-5


                                 Rent USA, Inc.
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF CASH FLOWS
                                   FOR PERIOD
             July 27, 1998 (Date of Inception) to December 31, 1999


                                 Date of Inception  Twelve Months  Date of Inception
                                       to                to               to
                                  Dec. 31, 1999     Dec. 31, 1999   Dec. 31, 1998
                                  -------------     -------------   -------------
CASH FLOWS FROM
OPERATING ACTIVITIES
 Net (loss) from operations          ($48,488.00)     ($48,488.00)          0.00

 Adjustments to reconcile net income to net cash used in operating activities:

 Depreciation Expense                  42,578.00        42,578.00           0.00

 Increase in accounts payable             910.00           910.00           0.00
                                      -----------      -----------    -----------
 Net cash provided by
 operating activities                  (5,000.00)       (5,000.00)          0.00

CASH FLOWS FROM INVESTING ACTIVITIES
 Net cash in investing activities           0.00             0.00           0.00
                                      -----------      -----------    -----------
 Net cash used by investing activities      0.00             0.00           0.00

CASH FLOWS FROM FINANCING ACTIVITIES
 Issuance of Capital Stock              5,000.00         5,000.00           0.00
                                      -----------      -----------    -----------
 Net cash provided by
 financing activities                   5,000.00         5,000.00           0.00


 Net increase (decrease) in cash            0.00             0.00           0.00
 Balances as at end of period               0.00             0.00           0.00

                 See accompanying notes to financial statements
                                       F-6

                                 Rent USA, Inc.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS

NOTE 1 - HISTORY AND ORGANIZATION OF THE COMPANY

     The Company was organized July 27, 1998 (Date of Inception) under the laws of the State of Delaware, as Rent USA, Inc. (The Company) has no operations and in accordance with SFAS #7, the Company is considered a development stage company.

     On March 26, 1999, the Company issued 5,000,000 shares of its $.001 par value common stock for $5,000.00 in cash to expand its shareholder base.

     On or about November 17, 1999, the Company incorporated in Nevada solely for the purpose of moving the corporate domicile to Nevada.

        On December 10, 1999, the Company issued 1,098,289 shares of its $.001 par value common stock as part of an asset purchase agreement which became effective on November 17, 1999. The Company assumed related liabilities in the amount of $1,661,721.00.

     The Company has 20,000,000 of $.001 par value common stock authorized and 5,000,000 of $.001 par value preferred stock authorized.

     There have been no other issuances of equity or Common Stock.

NOTE 2 - ACCOUNTING POLICIES AND PROCEDURES

     Accounting policies and procedures have not been determined except as follows:

     1.  The Company uses the accrual method of accounting.

     2.  Recognition of revenue from sales:

     Revenues from equipment rentals are recognized as earned as time passes from rights to use assets (rentals) which extend continuously over time based on contractual rights established in advance.

     Revenues from facilitating sales of used equipment are recognized only when the asset sale is consummated and until that time no revenue is recognized.

     The Company had no revenue from sales of any kind through the end of the period which was on December 31, 1999.

     3.  The cost of organization was expensed when incurred.

     4. Basic earnings per share is computed using the weighted average number of shares of common stock outstanding.

     5. The Company has not yet adopted any policy regarding payment of dividends. No dividends have been paid since inception.

     6. The cost of equipment is depreciated over the estimated useful life of the equipment utilizing the straight line method of depreciation utilizing the following depreciation schedule:

Heavy Equipment 10 years, straight line method Shop & Tools 7 years, straight line method Furniture & Other Equipment 5 years, straight line method

The amount of depreciation recorded during the calendar year 1999 was $42,578.00.

                                 Rent USA, Inc.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS

NOTE 2 - ACCOUNTING POLICIES AND PROCEDURES - CONTINUED

     7. The Company experienced losses since its inception on July 28, 1998 (Date of inception) to December 31, 1999. The Company will review its need for a provision for federal income tax after each operating quarter and each period for which a statement of operations is issued. There has not been any deferred tax benefits recorded as management has deemed it less than likely that the net operating losses will be utilized.

     8.  The Company has adopted December 31 as its fiscal year end.

     9.  The Company records its inventory at cost.

     10. The preparation of financial statements in conformity with generally accepted accounting principles requires that management make estimates and assumptions which affect the reported amounts of assets and liabilities as at the date of the financial statements and revenues and expenses for the period reported. Actual results may differ from these estimates.

     11. The Company's Statement of Cash Flows is reported utilizing cash(currency on hand and demand deposits) and cash equivalents( short-term, highly liquid investments). The Company's Statement of Cash Flows is reported utilizing the indirect method of reporting cash flows.

NOTE 3 - GOING CONCERN

     The Company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has not generated significant revenues from its planned principal operations. Without realization of additional capital, it would be unlikely for the Company to continue as a going concern.

                                 Rent USA, Inc.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 1999

NOTE 4 - RELATED PARTY TRANSACTION

     The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

     Minor out of pocket expenses for office supplies for such things as fax costs and paper costs during the calendar year ended 1999 are not reflected in these financial statements and were provided without charge by Al Harvey, Chief Executive Officer and Director. Such costs are immaterial to the financial statements and, accordingly, have not been reflected therein.

NOTE 5 - WARRANTS AND OPTIONS

     There are no warrants or options outstanding to acquire any additional shares of common stock.

NOTE 6 - YEAR 2000 ISSUE

     The Year 2000 issue arises because many computerized systems use two digits rather than four to identify a year. Date-sensitive systems may recognize the year 2000 as 1900 or some other date, resulting in errors when information using year 2000 dates is processed. In addition, similar problems may arise in systems which use certain dates in 1999 to represent something other than a date. The effects of the Year 2000 issue may be experienced before on, or after January 1, 2000 and if not addressed, the impact on operations and financial reporting may range from minor errors to significant systems failure which could affect an entity's ability to conduct normal business operations. It is not possible to be certain that all aspects of the Year 2000 issue affecting the entity, including those related to the efforts of customers, suppliers, or other third parties will be fully resolved.

NOTE 7 - LONG TERM COMMITMENTS

     The Company has agreed to lease a 2 acre yard and office space in Chino, California. The lease term expires on February 28, 2003. The base rent is $3,250 per month. The Company only purchased its equipment in December, 1999 and rent on the space in Chino had already been paid by Al Harvey for the month of December, 1999. The Company did not actually commence business operations until the year 2000 when the Company will commence paying rent.

     From November 17, 1999 when the Company obtained title to the equipment, through the end of the year on December 31, 1999, there were no repairs, maintenance costs, costs for corporate offices or payroll.

     The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

     The Company gave a note as part of the asset purchase agreement in the amount of $1,661,721. The note is due 180 days after the closing of the asset purchase agreement and has an interest rate of 8.5% annually.

         James Slayton, C.P.A. resigned as Rent USA's auditor effective January 1, 2000. The reason for the resignation was at the request of the Registrant due to the fact that Mr. Slayton is not a member of the SEC Practice Section of the AICPA which the Company deemed to be of extreme importance for purposes of its relationships with the stock market community and with the Securities & Exchange Commission. No dispute existed or exists between the Company and the Auditors.

John Spurgeon, CPA, JD whose address is 80 South Lake Ave., Suite 723, Pasadena, California 91740 telephone number (626) 914-9449 replaced James Slayton as auditor. Mr. Spurgeon is a member of the SEC Practice Section of the AICPA.

The unaudited financial statements for the 1st and 2nd quarter which appear below have not been audited by Mr. Spurgeon as the new auditor.

The accompanying unaudited financial statements were prepared in accordance with generally accepted accounting principal for interim financial information and with the instructions to Form 10-QSB and Item 310 (b) of Regulation S-B. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three and six month periods ended March 31, 1999 are not necessarily indicative of the results that may be expected for the year ended March 31, 2000. For further information, refer to the audited financial statements and footnotes included above which were audited for the period ended December 31, 1999.

                              FINANCIAL STATEMENTS

                                  RENT USA, INC.
                                   (Unaudited)

                                 March 31, 2000

                                    CONTENTS

Consolidated Balance Sheets                                           F - 2

Consolidated Statements of Income and Expense                         F - 4

Consolidated Statements of Cash Flows                                 F - 5

Notes to the Financial Statements                                     F - 6

                                 RENT USA, INC.
                                  BALANCE SHEET

                                 MARCH 31, 2000


                                     ASSETS

Current Assets
   Cash                                                            $   78,221
   Accounts Receivable                                                  9,199
   Employee Advance                                                       400
                                                                   -----------
Total Current Assets                                                   87,820

Property and Equipment
   Furniture and Office Equipment                                      73,313
   Heavy Construction Equipment                                     5,036,376
   Attachments and Parts                                            1,476,068
   Shop Equipment and Tools                                           803,744
                                                                   -----------
                                                                       7,389,531

   Less; Accumulated Depreciation                                    (237,761)
                                                                   -----------
Total Property and Equipment                                        7,150,770

TOTAL ASSETS                                                       $7,239,590
                                                                   ===========

                                 RENT USA, INC.
                                  BALANCE SHEET
                                 MARCH 31, 2000


                      LIABILITIES AND STOCKHOLDERS' EQUITY


Current Liabilities
   Short-Term Notes Payable                                        $1,720,689
   Current Portion of Long-Term Debt                                   73,699
                                                                   -----------
Total Current Liabilities                                           1,794,388

Long-Term Liabilities                                                 124,080
                                                                   -----------
Total Liabilities                                                  $1,918,468

Stockholders' Equity
   Common Stock, $.001 par value, 20,000,000
    Shares authorized; 6,098,289 issued and
    Outstanding as of March 31, 2000                                    6,098
   Preferred Stock, $.001 par value, 5,000,000
    Shares authorized; none issued                                       -0-
   Paid-in Capital                                                  5,497,847
   Retained Earnings                                                 (182,823)
                                                                   -----------
Total Stockholders' Equity                                          5,321,122
                                                                   -----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                         $7,239,590
                                                                   ===========

                                 RENT USA, INC.
                              STATEMENTS OF INCOME
               FOR THE THREE MONTHS ENDED MARCH 31, 2000 AND 1999


                                                March 31, 2000    March 31, 1999
                                                --------------    --------------
Income                                          $     100,812     $           0

Cost of Goods Sold                                    174,545                 0
                                                --------------    --------------

Gross Profit (Deficit)                                (73,733)                0

Operating Expenses                                     60,602             5,000
                                                --------------    --------------
Income (Loss) from Operations                        (134,335)           (5,000)

Provision for Income Taxes                                  0                 0
                                                --------------    --------------
Net Income (Loss)                                    (134,335)           (5,000)

Earnings Per Share - Basic                              (0.02)           (0.003)
                                                ==============    ==============

Weighted Average Number of Shares                   6,089,289         1,666,667
                                                ==============    ==============

                                      RENT USA, INC.
                                 STATEMENTS OF CASH FLOWS
                    FOR THE THREE MONTHS ENDED MARCH 31, 2000 AND 1999


                                                   March 31, 2000 March 31, 1999
                                                   -------------- --------------
Cash Flow from Operating Activities:
   Net Income                                      $    (134,335) $      (5,000)
   Adjustments to reconcile net income to
    net cash used in operating activities:
      Depreciation                                       195,183              0
      (Increase) Decrease in:
       Accounts Receivable                                (9,199)             0
       Employee Advance                                     (400)             0
      Increase (Decrease) in:
       Accounts Payable                                     (910)             0
                                                   -------------- --------------

Net Cash provided (used) from Operating
 Activities                                               50,399          5,000

Cash Flow from Investing Activities:
   Purchase of Property and Equipment                    (25,723)             0

Net Cash (used) from Investing Activities                (25,723)             0
                                                   -------------- --------------

Cash Flow from Financing Activities:
   Proceeds from Issuance of Stock                             0          5,000
   Net Proceeds from Notes Payable                        53,605              0
                                                   -------------- --------------
Net Cash provided from Financing Activities               53,605          5,000

Net Increase (Decrease) in Cash                           78,221              0

Cash Balance at Beginning of Period                            0              0
                                                   -------------- --------------

Cash Balance at End of Period                             78,211              0
                                                   ============== ==============

SUPPLEMENTAL DISCLOSURES:
  Cash Paid During the Period for:
     Interest                                                  0              0

     Income Tax                                                0              0

  Schedule of Noncash Investing and Financing Activities:
    In 2000
    Notes Payable incurred for purchase of property
     and equipment                                                $     203,142

    Paid-in Capital incurred for acquiring of property and
     equipment                                                    $       7,500

                                 RENT USA, INC.
                          NOTES TO FIANNCIAL STATEMENTS
               FOR THE THREE MONTHS ENDED MARCH 31, 2000 AND 1999


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Presentation of Interim Information

In the Opinion of the management of Rent USA, Inc.(the Company), the accompanying unaudited financial statements include all normal adjustments considered necessary to present fairly the financial position as of March 31, 2000, and the results of operations and cash flows for the three months ended March 31, 2000 and 1999. Interim results are not necessarily indicative of results for a full year.

The financial statements and notes are presented as permitted by Form 10-QSB, and do not contain certain information included in the Company's audited financial statements and notes for the fiscal year ended December 31, 1999.

Former Development Stage Company

Effective this year, the Company begins its planned operations and generates significant revenues and is no longer in the development stage as defined under Financial Accounting Standards Board Statement No. 7.

Use of estimates

The preparation of the accompanying financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that directly affect the results of reported assets, liabilities, revenue, and expenses. Actual results may differ from these estimates.

Cash Equivalents

For purposes of the statements of cash flows, the Company considers all highly liquid debt instruments with an original maturity of three months or less to be cash equivalents.

Revenue Recognition

Revenues are recognized as earned as time passes from rights to use assets (rentals) which extend continuously over time based on contractual prices established in advance.

                                 RENT USA, INC.
                          NOTES TO FIANNCIAL STATEMENTS
               FOR THE THREE MONTHS ENDED MARCH 31, 2000 AND 1999


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Accounts Receivable

Management of the Company considers accounts receivable to be fully collectible; accordingly, no allowance for doubtful accounts is required. If amounts become uncollectible, they will be charged to operations when that determination is made. There was no bad debt expense either for 2000 or 1999.

Property and Equipment

Property and Equipment are valued at cost. Maintenance and repair costs are charged to expenses as incurred. Depreciation is computed on the straight-line method based on the estimated useful lives of the assets. Depreciation expense was $195,183 and $0 for 2000 and 1999, respectively.

Income Taxes

The Company accounts income taxes in accordance with Financial Accounting standards Board Statement No. 109 "Accounting For Income Taxes" (SFAS No. 109). SFAS No. 109 requires a company to recognize deferred tax liabilities and assets for the expected future income tax consequences of events that have been recognized in the Company's financial statements. Under this method, deferred tax assets and liabilities are determined based on temporary differences between the financial carrying amounts and the tax bases of assets and liabilities using the enacted tax rates in effect in the years in which the temporary differences are expected to reverse.

NOTE 2 - SHORT-TERM NOTES PAYABLE

a.)Note Payable to an Officer; no interest
   accrued; due on demand                               $   20,000

b.)Note Payable to an Officer; no interest
   accrued: due on demand                                   33,605

c.)Note Payable to related party; interest
   at 8.5%; due June 3, 2000                             1,661,721

d.)Note Payable to Airgas, due on demand;
   secured by equipment                                      5,363
                                                        -----------
                                                        $1,720,689
                                                        ===========

                                 RENT USA, INC.
                          NOTES TO FIANNCIAL STATEMENTS
               FOR THE THREE MONTHS ENDED MARCH 31, 2000 AND 1999


NOTE 3 - LONG-TERM LIABILITIES

a.)10.75% Note Payable to Anchor due in monthly installment of $743.43 including principal and interest, maturing March 24, 2004; collateralized by equipment $ 28,900

b.)9.65% Note Payable to bank due in monthly installment of $2,645.49 including principal and interest, maturing April 28, 2003; collateralized by equipment 82,405

c.)12% Note Payable to Johnson due in monthly
   installment of $6,174.52 including principal
   and interest, maturing April 2001                       86,474
                                                        ----------
                                                          197,779
   Less Current Portion                                    73,699
                                                        ----------
                                                        $ 120,080
                                                        ==========

Long-term liabilities maturities during the years ending December 31:

     2000                           $ 73,699
     2001                             69,080
     2002                             36,799
     2003                             16,099
     2004                              2,102
                                    ---------
                                    $197,779
                                    =========


NOTE 4 - PROVISION FOR INCOME TAX

There was no provision for income tax for three months ended March 31, 2000 and 1999. Due to net operating losses and the uncertainty of realization, no tax benefit has been recognized for operating losses.

At December 31, 1999, net federal operating losses of approximately $48,488 are available for carryforward against future years' taxable income and expire in 2020. The Company's ability to utilize its federal net operating loss carryforwards is uncertain and thus a valuation reserve has been provided against the Company's net deferred tax assets.


NOTE 5 - NET LOSS PER SHARE

Net loss per share is computed based on the weighted average number of shares of common stock outstanding during the period. Basic net loss per share for three months ended March 31, 2000 and 1999 is $0.02 and $0.003, respectively.

                                 RENT USA, INC.
                          NOTES TO FIANNCIAL STATEMENTS
               FOR THE THREE MONTHS ENDED MARCH 31, 2000 AND 1999


NOTE 6 - CAPITAL CONTRIBUTION

A shareholder contributed an equipment with a fair value of $7,500 to the Company.


NOTE 7 - LEASE COMMITMENTS

The Company leases its office facilities for $3,250 per month. The lease expires February 28, 2003. Rent expense totaled $6,300 and $0 for 2000 and 1999, respectively.


As of March 31, 2000, the minimum commitments under the lease are as follows:

                        December 31,                    Amount
                       ------------                   ---------

                         2000                         $ 29,250
                         2001                           39,000
                         2002                           39,000
                         2003                            6,500
                                                      ---------
                                                      $113,750
                                                      =========

NOTE 8  - GOING CONCERN

The accompanying financial statements are presented on the basis that the Company is a going concern. Going concern contemplates the realization of assets and the satisfaction of liabilities in the normal course of business over a reasonable length of time. As shown in the accompanying financial statements, the Company incurred a net loss of $134,335 and $5,000 for three months ended March 31, 2000 and 1999, respectively, and as of March 31, 2000, the Company has a working capital deficiency of $1,706,568.

Management is currently involved in active negotiations to obtain additional financing and actively increasing marketing efforts to increase revenues. The Company's continued existence depends on its ability to meet its financing requirements and the success of its future operations. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The accompanying unaudited financial statements were prepared in accordance with generally accepted accounting principal for interim financial information and with the instructions to Form 10-QSB and Item 310 (b) of Regulation S-B. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three and six month periods ended June 30, 1999 are not necessarily indicative of the results that may be expected for the year ended June 30, 2000. For further information, refer to the audited financial statements and footnotes included above which were audited for the period ended December 31, 1999.




                              FINANCIAL STATEMENTS
                                  RENT USA, INC.
                                   (Unaudited)
                                  JUNE 30, 2000


                                    CONTENTS

Consolidated Balance Sheets                                           F - 2

Consolidated Statements of Income and Expense                         F - 4

Consolidated Statements of Cash Flows                                 F - 5

Notes to the Financial Statements                                     F - 6

                                 RENT USA, INC.
                                  BALANCE SHEET
                                  JUNE 30, 2000

                                     ASSETS

Current Assets
   Cash                                                              $   28,476
   Accounts Receivable                                                   55,235
   Employee Advance                                                       3,762
                                                                     -----------

Total Current Assets                                                     87,473
                                                                     -----------

Property and Equipment
   Furniture and Office Equipment                                        73,313
   Heavy Construction Equipment                                       5,279,327
   Attachments and Parts                                              1,476,068
   Shop Equipment and Tools                                             803,774
                                                                     -----------
                                                                       7,632,482
   Less; Accumulated Depreciation                                      (441,042)
                                                                     -----------

Total Property and Equipment                                          7,191,440
                                                                     -----------

TOTAL ASSETS                                                         $7,278,913
                                                                     ===========

                                 RENT USA, INC.
                                  BALANCE SHEET
                                  JUNE 30, 2000

                      LIABILITIES AND STOCKHOLDERS' EQUITY


Current Liabilities
   Accrued Expenses                                                  $   32,463
   Short-Term Notes Payable                                           1,751,748
   Notes Payable, Current Portion                                        86,799
                                                                     -----------

Total Current Liabilities                                             1,871,010
                                                                     -----------

Long-Term Liabilities                                                   327,521
                                                                     -----------

Total Liabilities                                                     2,198,531
                                                                     -----------

Stockholders' Equity
   Common Stock, $.001 par value, 20,000,000
    Shares authorized; 6,098,289 issued and
    Outstanding                                                           6,098
   Preferred Stock, $.001 par value, 5,000,000
    Shares authorized; none issued                                            0
   Paid-in Capital                                                    5,498,347
   Retained Earnings                                                   (424,063)
                                                                     -----------

Total Stockholders' Equity                                            5,080,382
                                                                     -----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                           $7,278,913
                                                                     ===========


                                           RENT USA, INC.
                                        STATEMENTS OF INCOME
                      FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2000 AND 1999


                                         Three Months ended            Six Months ended
                                              June 30,                     June 30,
                                        2000           1999          2000          1999
                                    ------------   ------------  ------------   ------------
Income                              $   125,122    $         0   $   225,934    $         0

Cost of Goods Sold                      247,910              0       422,425              0
                                    ------------   ------------  ------------   ------------

Gross Profit (Deficit)                 (122,788)             0      (196,491)             0

Operating Expenses                      118,482              0       179,084         (5,000)
                                    ------------   ------------  ------------   ------------

Income (Loss) from Operations          (241,270)             0      (375,575)        (5,000)

Provision for Income Taxes                    0              0             0              0
                                    ------------   ------------  ------------   ------------

Net Income (Loss)                   $  (241,270)   $         0   $  (375,575)   $    (5,000)
                                    ============   ============  ============   ============

Earnings Per Share - Basic          $     (0.04)   $         0   $     (0.06)   $    (0.001)
                                    ============   ============  ============   ============

Weighted Average Number of Shares     6,098,289      5,000,000     6,098,289      3,333,333
                                    ============   ============  ============   ============


                                 RENT USA, INC.
                            STATEMENTS OF CASH FLOWS
                 FOR THE SIX MONTHS ENDED JUNE 30, 2000 AND 1999


                                                           2000          1999
                                                        ----------   ----------

Cash Flow from Operating Activities:
   Net Income                                           $(375,575)   $  (5,000)
   Adjustments to reconcile net income to
    net cash used in operating activities:
      Depreciation                                        398,464            0
      (Increase) Decrease in:
       Accounts Receivable                                (55,235)           0
       Employee Advance                                    (3,762)           0
      Increase (Decrease) in:
       Accounts Payable                                      (910)           0
       Accrued Expenses                                    32,463            0
                                                        ----------   ----------
Net Cash (used) by Operating Activities                    (4,555)      (5,000)
                                                        ----------   ----------

Cash Flow from Investing Activities:
   Purchase of Property and Equipment                     (37,343)           0
                                                        ----------   ----------

Net Cash used by investing Activities                     (37,343)           0
                                                        ----------   ----------

Cash Flow from Financing Activities:
   Proceeds from Issuance of Stock                              0        5,000
   Capital Contribution                                       500            0
   Net Proceeds from Notes Payable                         69,874            0
                                                        ----------   ----------

Net Cash provided from Financing Activities                70,374        5,000
                                                        ----------   ----------

Net Increase (Decrease) in Cash                            28,476            0

Cash Balance at Beginning of Period                             0            0
                                                        ----------   ----------

Cash Balance at End of Period                           $  28,476    $       0
                                                        ==========   ==========
SUPPLEMENTAL DISCLOSURES:
  Cash Paid During the Period for:
     Interest                                           $   4,113    $       0
                                                        ==========   ==========
     Income Tax                                         $       0    $       0
                                                        ==========   ==========

Schedule of Noncash Investing and Financing Activities:
    In 2000
    Notes Payable incurred for purchase of property
     and equipment                                                   $ 434,473
                                                                     ==========
    Paid-in Capital incurred for acquiring of property and
     equipment                                                       $   7,500
                                                                     ==========

                                 RENT USA, INC.
                          NOTES TO FIANNCIAL STATEMENTS
                 FOR THE SIX MONTHS ENDED JUNE 30, 2000 AND 1999


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Presentation of Interim Information

In the Opinion of the management of Rent USA, Inc.(the Company), the accompanying unaudited financial statements include all normal adjustments considered necessary to present fairly the financial position as of June 30, 2000, and the results of operations for the three and six months ended June 30, 2000 and 1999, and cash flows for the six months ended June 30, 2000 and 1999. Interim results are not necessarily indicative of results for a full year.

The financial statements and notes are presented as permitted by Form 10-QSB, and do not contain certain information included in the Company's audited financial statements and notes for the fiscal year ended December 31, 1999.

Former Development Stage Company

Effective this year, the Company begins its planned operations and generates significant revenues and is no longer in the development stage as defined under Financial Accounting Standards Board Statement No. 7.

Use of estimates

The preparation of the accompanying financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that directly affect the results of reported assets, liabilities, revenue, and expenses. Actual results may differ from these estimates.

Cash Equivalents

For purposes of the statements of cash flows, the Company considers all highly liquid debt instruments with an original maturity of three months or less to be cash equivalents.

Revenue Recognition

Revenues are recognized as earned as time passes from rights to use assets (rentals) which extend continuously over time based on contractual prices established in advance.

                                 RENT USA, INC.
                          NOTES TO FIANNCIAL STATEMENTS
                 FOR THE SIX MONTHS ENDED JUNE 30, 2000 AND 1999


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Accounts Receivable

Management of the Company considers accounts receivable to be fully collectible; accordingly, no allowance for doubtful accounts is required. If amounts become uncollectible, they will be charged to operations when that determination is made. There was no bad debt expense either for 2000 or 1999.

Property and Equipment

Property and Equipment are valued at cost. Maintenance and repair costs are charged to expenses as incurred. Depreciation is computed on the straight- line method based on the estimated useful lives of the assets. Depreciation expense was $398,464 and $0 for 2000 and 1999, respectively.

Income Taxes

The Company accounts income taxes in accordance with Financial Accounting standards Board Statement No. 109 "Accounting For Income Taxes" (SFAS No. 109). SFAS No. 109 requires a company to recognize deferred tax liabilities and assets for the expected future income tax consequences of events that have been recognized in the Company's financial statements. Under this method, deferred tax assets and liabilities are determined based on temporary differences between the financial carrying amounts and the tax bases of assets and liabilities using the enacted tax rates in effect in the years in which the temporary differences are expected to reverse.

NOTE 2 - SHORT-TERM NOTES PAYABLE

a.) Note Payable to an Officer; no interest
    accrued; due on demand                                     $   20,000

b.) Note Payable to an Officer; no interest
    accrued: due on demand                                         39,664

c.) Note Payable to related party; interest
    at 8.5%; due June 3, 2000                                   1,661,721

d.) Note Payable to Airgas, due on demand;
    secured by equipment                                            5,363

                                 RENT USA, INC.
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE SIX MONTHS ENDED JUNE 30, 2000 AND 1999


NOTE 2 - SHORT-TERM NOTES PAYABLE (Continued)

e.) Note Payable to related party; interest
    at 10%; due 60 days                                            25,000
                                                               -----------
                                                                      $1,751,748
                                                               ===========


NOTE 3 - LONG-TERM LIABILITIES

a.)  10.75% Note Payable to Anchor due in monthly
     installment of $743.43 including principal
     and interest, maturing March 24, 2004;
     collateralized by equipment                                $  27,926

b.)  9.65% Note Payable to bank due in monthly
     installment of $2,645.49 including principal
     and interest, maturing April 28, 2003;
     collateralized by equipment                                   77,777

c.)  12% Note Payable to Johnson due in monthly
     installment of $6,174.52 including principal
     and interest, maturing April 2001                             81,164

d.)  10.75% Note Payable to CIT due in monthly
     installment of $5950.83 including principal
     and interest, maturing May 2004; collateralized
     by equipment                                                 227,453
                                                                ----------
                                                                         414,320
     Less Current Portion                                          86,799
                                                                ----------
                                                                       $ 327,521
                                                                ==========

Long-term liabilities maturities during the years ending December 31:

         2000        $ 86,799
         2001         121,135
         2002          94,734
         2003          74,848
         2004          36,804
                     ---------

                     $414,320
                     =========

NOTE 4 - PROVISION FOR INCOME TAX

There was no provision for income tax for three and six months ended June 30, 2000 and 1999. Due to net operating losses and the uncertainty of realization, no tax benefit has been recognized for operating losses.

                                 RENT USA, INC.
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE SIX MONTHS ENDED JUNE 30, 2000 AND 1999


NOTE 4 - PROVISION FOR INCOME TAX (Continued)

At December 31, 1999, net federal operating losses of approximately $48,488 are available for carryforward against future years' taxable income and expire in 2020. The Company's ability to utilize its federal net operating loss carryforwards is uncertain and thus a valuation reserve has been provided against the Company's net deferred tax assets.

NOTE 5 - NET LOSS PER SHARE

Net loss per share is computed based on the weighted average number of shares of common stock outstanding during the period. Basic net loss per share for six months ended June 30, 2000 and 1999 is $0.06 and $0.001, respectively.

NOTE 6 - CAPITAL CONTRIBUTION

A shareholder contributed an equipment with a fair value of $7,500 to the Company.

NOTE 7 - LEASE COMMITMENTS

The Company leases its office facilities for $3,250 per month. The lease expires February 28, 2003. Rent expense totaled $6,300 and $0 for 2000 and 1999, respectively.

As of June 30, 2000, the minimum commitments under the lease are as follows:

            December 31,                 Amount
            ------------                 ------
            2000                        $ 19,500
            2001                          39,000
            2002                          39,000
            2003                           6,500
                                        ---------

                                        $104,000
                                        =========
NOTE 8 - GOING CONCERN

The accompanying financial statements are presented on the basis that the Company is a going concern. Going concern contemplates the realization of assets and the satisfaction of liabilities in the normal course of business over a reasonable length of time. As shown in the accompanying financial statements, the Company incurred a net loss of $375,575 and $5,000 for six months ended June 30, 2000 and 1999, respectively, and as of June 30, 2000, the Company has a working capital deficiency of $1,783,537.

                                 RENT USA, INC.
                          NOTES TO FIANNCIAL STATEMENTS
                 FOR THE SIX MONTHS ENDED JUNE 30, 2000 AND 1999


NOTE 8 - GOING CONCERN (Continued)

Management is currently involved in active negotiations to obtain additional financing and actively increasing marketing efforts to increase revenues. The Company's continued existence depends on its ability to meet its financing requirements and the success of its future operations. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Exhibits attached:

Exhibit 10 - Copy of the Stock Exchange Agreement between Senior Care Industries, Inc. and Rent USA, Inc.

Exhibit 23 - Consent of James L. Slayton, CPA

Item 8.  Changes in Fiscal Year

Not Applicable

Item 9.  Change is Security Rating

Not Applicable


                                   SIGNATURES

In accordance with Section 12 of the Securities Exchange Act of 1934, the registrant caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                          Senior Care Industries, Inc.
                                  (Registrant)


Dated: October 23, 2000

/S/ Stephen Reeder
-----------------------------------
Stephen Reeder

Chief Executive Officer & Director